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                                                                    EXHIBIT 10.4



                  TENDER LOVING CARE HEALTH CARE SERVICES, INC.

                              EMPLOYMENT AGREEMENT
                                      WITH
                                  DALE R. CLIFT


         AGREEMENT as of the 18th day of October, 2001, between Dale R. Clift, residing at 3900 N.E. 6th Drive, Boca Raton, Florida 33431 ("Executive"), and Tender Loving Care Health Care Services, Inc. ("Company"), a Delaware corporation, having its principal place of business at 1983 Marcus Avenue, Lake Success, New York 11042.

                                   WITNESSETH:

         WHEREAS, the Company wishes to secure the services of Executive on the terms and conditions set forth below;

         WHEREAS, Executive is party to an employment agreement with the Company dated October 20, 1999 ("TLCS Agreement");

         WHEREAS, e-Medsoft.com ("Med") and Company have entered into an Agreement and Plan of Merger and Reorganization dated as of October 18, 2001 ("Merger Agreement") whereby, among other things, Med will acquire all of the outstanding shares of TLCS (collectively, the "Acquisition");

         WHEREAS, the Acquisition triggers certain rights of Executive under the TLCS Agreement; and

         WHEREAS, the Executive is willing to accept employment with the Company on such terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto do agree as follows:

         1. Employment. The Company will employ the Executive as President and Chief Operating Officer of the Company in accordance with all of the terms and conditions set forth in this Agreement.

         2. Term. The term of Executive's employment under this Agreement shall commence effective as of the date on which the Minimum Condition (as such term is defined in the Merger Agreement) has been satisfied (the "Effective Date") and subject to the terms and conditions of this Agreement, shall continue for a period of sixty (60) consecutive months. This Agreement shall be automatically renewed for the sixty (60) month period following each anniversary of the Effective Date hereof (an "Anniversary Date") unless Executive or the Company shall have filed an election to terminate, as hereinafter provided, in which event Employee's employment shall terminate sixty (60) months after the filing of such election. Such election to terminate shall be made by either Executive or the Company by notice in writing to the other, on or before the Anniversary Date of any year of employment, and in such case the

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effective date of such election shall be deemed to be the Anniversary Date of such year of employment.

         3. Compensation and Bonus Payments; Warrants.

                  (a) The Company shall pay to Executive, for all services rendered by Executive under this Agreement, a base salary at the rate of $550,000 per year ("Base Salary") payable in equal installments (not less frequently than monthly) in accordance with the Company's regular payroll practices. On each Anniversary Date, during the term hereof, the Base Salary shall be increased by a cost-of-living adjustment of an amount equal to the percentage increase, if any, of the Consumer Price Index as published by the Bureau of Labor Statistics.

                  (b) In addition to Section 3(a) above, Executive will be entitled to receive a signing bonus in the amount of $1,250,000, less applicable withholding taxes, on the Effective Date ("Signing Bonus"); provided, however, if the Executive shall voluntarily terminate employment with the Company (other than for Good Reason pursuant to Section 9(c)(ii) below) or if the Executive is terminated for Cause (as defined in Section 9(a) below) during the first twelve
(12) months of the Agreement, the Executive shall immediately pay the Company an amount equal to $1,250,000 (less applicable withholding taxes that are refundable or creditable to the Company, if any) multiplied by a fraction, the numerator of which shall be twelve (12) less the total number of full months that have elapsed from the Effective Date and the date of termination and the denominator of which shall be twelve (12).

                  (c) Notwithstanding Section 3(b) above, a Change of Control of the Company or Med shall not cause the Signing Bonus to be fully vested. "Change of Control" shall be deemed to occur when a person, corporation, partnership, association or entity (x) acquires a majority of the Company's or Med's outstanding voting securities, or (y) acquires securities of the Company or Med bearing a majority of voting power with respect to election of directors of the Company or Med, or (z) acquires all or substantially all of the Company's or Med's assets.

                  (d) In addition to his Base Salary and Signing Bonus, (a) for a twelve-month period from the date of this Agreement ("Initial Period"), Executive shall be entitled to participate in the current existing executive bonus plan of the Company as adopted by the Board of Directors of the Company; and (b) after the Initial Period, Executive shall be entitled to participate in any executive bonus plan maintained by Med.

                  (e) As additional consideration for Executive entering into this Agreement and agreeing to perform his obligations hereunder, Med is issuing to Executive a Warrant to purchase 2,400,000 shares of common stock of Med, on the terms and conditions set forth therein.

         4. Duties. Executive is engaged to serve as President and Chief Operating Officer of the Company and shall perform such duties and functions as is compatible with that position as the Company from time-to-time may determine, consistent with past practice. During the term of this Agreement, Executive shall devote all of his business time to the affairs of the Company, except that Executive may serve as Senior Vice President for Financial Strategy of ATC


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Healthcare, Inc. and perform duties in such capacity consistent with past practice. Executive shall report to the Chief Executive Officer of the Company.

         5. Expenses. Executive is authorized to incur expenses for promoting the business of the Company which are reasonable and necessary in the exercise of his duties, including reasonable expenses for entertainment, travel and similar items. The Company shall reimburse Executive promptly for all such expenses upon presentation by Executive, from time to time, of an itemized account of expenditures. The Company shall pay monthly lease payments for one automobile (of the make and model currently used by Executive in connection with the Company's business) and shall pay liability and collision insurance, gas and maintenance with respect to Executive's use thereof, in each case on a basis consistent with past practice by the Company with respect to Executive.

         6. Vacation. The Executive is entitled to five (5) weeks annual vacation. If the vacation time is not used within the annual period the Executive will not be entitled to carry over the unused vacation time.

         7. Death or Disability. In the event Executive becomes disabled, the Company's obligations hereunder, including Section 3, shall not be affected thereby, and Executive's duties under Section 4 may be reduced only if, and the event that, his disability prevents him from fully or completely satisfying any duty thereunder. In the event of the death of the Executive or termination of this Agreement upon Executive's disability pursuant to Section 9(d) below, the Company shall pay Executive, his estate or his designated beneficiary, as the case may be, the amounts specified in Section 9(d) below.

         8. Welfare Benefits. Executive shall be entitled to continue to receive or participate in all benefits, such as life, health, medical and disability plans, profit sharing plans, pension plans and the like ("Welfare Plans"), which the Company may make generally available to its senior executive employees. Executive shall be entitled to the above-described benefits so long as Executive serves as an employee of the Company, or as otherwise provided by the terms and conditions of the Welfare Plans.

         9. Termination.

                  (a) FOR CAUSE. Notwithstanding anything herein to the contrary, the Company may terminate this Agreement for Cause (as hereinafter defined). The Company shall furnish a written notice (a "Notice of Cause") to Executive indicating that the Company intends to terminate this Agreement for Cause, with such notice to specify in reasonable detail the event(s) or circumstance(s) that the Company believes constitute Cause for purposes of this Agreement. The date on which Executive receives such written notice shall be the "Notice Date." Within 15 days following the Notice Date, Executive shall have the right to provide the Company a written notice (a "Notice of Dispute") describing any dispute or disagreement Executive has with the Company regarding the alleged event(s) or circumstance(s) specified by the Company in its Notice of Cause such that, in Executive's view, Cause does not then exist for purposes of this Agreement. If Executive does not deliver a Notice of Dispute to the Company within such 15-day period, Executive's employment shall be deemed terminated for Cause as of the Notice Date. If Executive delivers a Notice of Dispute to the Company during such 15-day


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period, the dispute shall be determined by arbitration in accordance with
Section 13 below. During the pendency of any such dispute, Executive's employment shall continue hereunder and the Company shall continue to pay to Executive the Base Salary, bonus payments and benefits to which Executive is entitled hereunder. In the event the arbitrator finally determines that "Cause" did exist as specified in the Notice of Cause, Executive's employment shall be deemed terminated for Cause as of the Notice Date. If the Executive's employment is terminated for Cause, the Company shall pay the Executive only the accrued and unpaid portions of the Base Salary and any Performance Bonus and other bonus payments and benefits which have accrued through the date of termination and, to the extent Executive actually received any Base Salary or bonus payments allocable to any period from and after the Notice Date, Executive shall pay to the Company the amount of any such Base Salary or bonus payments, if any, promptly following the determination in accordance with this Section 9(a) that Executive's employment has been terminated for Cause. Termination for "Cause" shall include termination of Executive because of the Executive's personal dishonesty in the performance of any of his material duties hereunder, willful misconduct in the performance of any of his material duties hereunder, breach of fiduciary duty to the Company involving personal profit, intentional failure to perform stated duties hereunder, willful violation of any law, rule or regulation constituting a felony or final cease-and-desist order (in each case as determined by the Board of Directors of the Company, subject to arbitration under Section 13 hereof, provided that in the event of any such arbitration, the Company shall be the claimant with the burden of proving the existence of Cause). In the event Executive is terminated for Cause, Executive shall have no further rights under this Agreement.

                  (b) WITHOUT CAUSE. If the Company terminates the Executive's employment hereunder without Cause, the Company will make the following payments to the Executive: (i) the Company shall continue to pay the then-prevailing Base Salary through the end of the then current 60-month term of this Agreement as if the Executive had continued to be employed by the Company; (ii) any unpaid bonus payments, whether or not earned, which shall be paid to Executive in one lump sum on the termination date; (iii) such benefits as have accrued and are unpaid as of the termination date under any Welfare Plan in which the Executive is a participant; and (iv) to the extent applicable, the cost of COBRA-based health insurance for a period of 12 months after the termination date, payable monthly.

                  (c) RESIGNATION. (i) Without Good Reason. If the Executive resigns his employment other than for Good Reason (as hereinafter defined), the Executive shall be deemed to have been terminated for Cause and the Company shall have all of the obligations to the Executive described in subsection (a) above.

                           (ii) With Good Reason. Notwithstanding the foregoing,
if the Executive resigns for Good Reason, the Executive shall be deemed to have been terminated without Cause and the Company shall have all of the obligations to the Employee described in subsection (b) above. For purposes of this Agreement, "Good Reason" means (i) an assignment by the Company to Executive of duties which are inconsistent with Executive's title and position with the Company; (ii) any breach of this Agreement by the Company that has not been cured within thirty (30) days after written notice to the Chief Executive of Med by Executive of such breach; (iii) any requirement that Executive relocate his principal place of business outside of Lake Success, New York, or (iv) any attempt by the Company to terminate Executive's


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employment for Cause where Cause is not proven. Notwithstanding anything to the contrary herein, Good Reason shall not mean an election by the Company to terminate this Agreement pursuant to Section 2 hereof.

                  (d) DEATH OR DISABILITY. This Agreement shall terminate automatically upon Executive's death. Company may terminate Executive's employment hereunder upon Executive's inability to substantially perform his duties hereunder by reason of illness or incapacity for an aggregate of ninety
(90) consecutive days or total of one hundred eighty (180) days in any twelve
(12) month period. Upon termination of this Agreement for death or disability, Executive or his estate or designated beneficiary shall be entitled to (i) his Base Salary through the end of the then current 60-month term; (ii) any unpaid bonus payments, whether or not earned, which shall be paid to Executive in one lump sum on the termination date; and (iii) such benefits as have accrued and are unpaid as of the termination date under any Welfare Plan in which the Executive is a participant;

         10. Failure to Perform Obligations. Executive shall be under no obligation to minimize or mitigate damages by seeking other employment or otherwise in the event the Company breaches or does not fulfill its obligations under this Agreement. It is further agreed that in the event of a default by the Company, without a violation of this Agreement by the Executive, of its obligations under this Agreement or of an unsuccessful action by the Company against Executive for his alleged violation of this Agreement, Executive shall be entitled to recover from the Company all his expenses of enforcing or defending any action arising out of this Agreement, including his reasonable legal fees and expenses.

         11. Confidentiality. Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company, and its business, which shall have been obtained by Executive during Executive's employment by the Company or at any time prior thereto and which shall not be or become public knowledge (other than by acts by Executive or representatives of Executive in violation of this Agreement). After termination of Executive's employment with the Company, Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

         12. Noncompetition by Executive.

                  (a) Upon termination of Executive's employment hereunder for any reason, Executive agrees not to compete, in the manner described hereinafter, with the business currently conducted by the Company in the United States, for a period of six (6) months following such termination. Executive agrees that, during such period, he will not be employed by, work for, advise, consult with, serve or assist in any way, directly or indirectly, any party whose activities or business is similar to that of the Company. The foregoing restrictions on competition by Executive shall be operative for the benefit of the Company and of any business owned or controlled by the Company, or any successor or assign of any of the foregoing.

                  (b) If the period of time or geographical areas specified under this section should be determined to be unreasonable in any judicial proceeding, then the period of time and


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areas of the restriction shall be reduced so that this Agreement may be enforced in such areas and during such period of time as shall be determined to be reasonable.

         13. Arbitration. The Executive and Company hereby agree that if any dispute arises between them, such dispute shall be determined by arbitration in the State of New York in accordance with the rules of the American Arbitration Association then in effect. The award rendered by such arbitration shall be final and binding upon the parties hereto, and a judgment upon the award so rendered may be entered in any court of competent jurisdiction. For any such arbitration, the Company shall pay the costs of the arbitrator in connection therewith and the prevailing party in such dispute shall be reimbursed by the other party for all of the prevailing party's legal fees and expenses and other out-of-pocket costs incurred in connection with the dispute.

         14. Waiver. Failure to insist upon compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         15. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. The parties to this Agreement agree and intend that this Agreement shall be enforced as fully as it may be enforced consistent with applicable statutes and rules of law.

         16. Benefit. Except as otherwise herein expressly provided, this Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including, without limitation, any corporation which may acquire all or substantially all of the Company's assets or business or with or into which the Company may be consolidated or merged, and to the benefit of, and be binding upon, Executive, his heirs, executors, administrators and legal representatives.

         17. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto, supersedes any and all prior discussions, agreements and correspondence with regard to the subject matter hereof, and may not be amended, modified or supplemented in any respect, except by a subsequent writing executed by both parties hereto.

         18. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

         19. Remedy for Breach. Any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement shall be an action at law pursuant to the provisions of Section 13 of this Agreement.

         20. Notices. All notices required hereby or given under this Agreement shall be in writing and shall be served either personally or by certified mail, return receipt requested, at the following addresses, or at such other address as the parties may designate to one another in writing:


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                  To the Company:       1983 Marcus Avenue
                                        Lake Success, New York 11042
                                        Attn: Chief Executive Officer

                  With a copy to:       E-MEDSOFT.COM
                                        650 Suffolk Street
                                        Lowell, Massachusetts 01854

                  To Executive:         Dale R. Clift
                                        3900 N.E. 6th Drive
                                        Boca Raton, Florida 33431

All notices shall be deemed given when so received. All change of address notices shall be given in the same manner as provided above.

         21. Waiver of Rights Under Prior Agreements. By executing this Agreement but conditioned on this Agreement become effective on the Effective Date as provided in Section 2 above, the Executive fully releases, acquits and forever discharges the Company, and all of its former or current respective subsidiaries of and from any and all claims, actions, causes of action, charges, judgments, grievances, obligations, rights, demands, debts, sums of money, wages, overtime, commissions, bonuses, stock payments, dividends, damages, attorney's fees, costs, losses, liabilities or accountings of whatever nature, whether known or unknown, disclosed or undisclosed, asserted or unasserted, in law or equity, contract or tort or otherwise, arising out of the TLCS Agreement, including, but not limited to, any rights to severance payments.

         22. Counterparts. This Agreement may be executed in one or more original or facsimile counterparts.


                            [signature page follows]



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              TENDER LOVING CARE HEALTH CARE SERVICES, INC.



                              By:  /s/ Stephen Savitsky
                                 ----------------------------------------------


                              Chairman of the Board and Chief Executive Officer
                              -------------------------------------------------

                              EXECUTIVE

                              /s/ Dale R. Clift
                              -------------------------------------------------

                              WITNESS

                              /s/ Willard T. Derr
                              -------------------------------------------------

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